Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2020 RESULTS
NEW YORK, MAY 7, 2020 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2020. For the three months ended March 31, 2020 and 2019, net income was $0.20 per diluted share and $0.21 per diluted share, respectively.

Key highlights for the three months ended March 31, 2020 include:
•Executed 1.4 million square feet of new and renewal leases, with rent spreads on comparable space of 10.2%, including 0.6 million square feet of new leases, with rent spreads on comparable space of 23.7%
•Realized total leased occupancy of 92.2%, anchor leased occupancy of 95.4% and small shop leased occupancy of 85.1%
◦Leased to billed occupancy spread of 310 basis points, representing $42.5 million of annualized base rent not yet commenced
•Stabilized $41.3 million of reinvestment projects at an average incremental NOI yield of 11%
•Completed $41.8 million of dispositions and repurchased $25.0 million of common stock, excluding commissions
•Generated same property NOI growth of 3.0%, driven by a 400 basis point contribution from base rent, offset by $2.6 million of revenues deemed uncollectible related to COVID-19
•Reported NAREIT FFO of $137.5 million, offset by $2.6 million of revenues deemed uncollectible and a $3.8 million reduction in straight-line rental income, net related to COVID-19

COVID-19 UPDATE
•As of March 31, 2020, approximately 59% of the Company’s annualized base rent (“ABR”) is comprised of essential and hybrid tenants. Tenants representing 83% of the Company’s essential and hybrid ABR have remained open throughout the COVID-19 pandemic.
◦Additional information regarding the Company’s tenant mix is available in the Company’s Supplemental Disclosure.
•As of May 6, 2020, tenants representing approximately 64% of the Company’s ABR are currently open and operating.
•As of May 6, 2020, 66.2% of April base rent has been collected.
◦94.5% of April base rent has been collected from essential tenants, 59.6% from hybrid tenants (including 53.6% from restaurants) and 46.8% from other retailers / services.
•The Company has also taken the following actions in response to COVID-19:
◦Solidified its financial flexibility and liquidity, with total liquidity of $1.2 billion, comprised of cash, cash equivalents and restricted cash of $587.1 million and Revolving Credit Facility availability of $598.8 million.
◦Withdrew its 2020 NAREIT FFO and same property NOI guidance on March 30, 2020.
◦Reduced anticipated 2020 property level operating expenses by 15% in order to reduce common area maintenance costs to the Company and its tenants, with minimal impact to customer experience.
◦Extended project timelines of certain pre-leased, in process reinvestment projects and reduced expected maintenance capital, resulting in the deferral of approximately $110 million of capital expenditures originally anticipated in 2020.
◦Began evaluating and implementing rent deferral agreements in exchange for lease concessions with certain impacted retailers.
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526
◦Implemented “BrixAssist” program in order to support its small shop businesses, including by providing assistance to tenants accessing federal and state relief programs.
◦Provided open tenants with additional on-site signage and accommodations for curbside pick-up and delivery.
◦Partnered with retailers on relief efforts within Brixmor communities.
•The Company’s Board of Directors has temporarily suspended its quarterly cash dividend. The Company’s Board of Directors will reevaluate the dividend on a quarterly basis, taking into account a variety of relevant factors including REIT taxable income.

“I’m very grateful for how our team has responded to this crisis, ensuring that our centers remain safe and our tenants supported,” commented James Taylor, Chief Executive Officer and President. ”Importantly, our actions over the past four years, including completing $1.7 billion of non-core dispositions, deleveraging and fully unencumbering our balance sheet, delivering over $450 million of value enhancing reinvestments and building a flexible, pre-leased reinvestment pipeline based on smaller scale projects, and capturing increased market share with retailers who remain relevant, have positioned us to weather the unexpected disruption caused by the COVID-19 crisis well and to exit with the platform, liquidity, portfolio and track record ready to drive growth and value creation.”

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended March 31, 2020 and 2019, net income was $59.8 million, or $0.20 per diluted share, and $62.9 million, or $0.21 per diluted share, respectively.

NAREIT FFO
•For the three months ended March 31, 2020 and 2019, NAREIT FFO was $137.5 million, or $0.46 per diluted share, and $142.8 million, or $0.48 per diluted share, respectively. Results for the three months ended March 31, 2020 and 2019 include items that impact FFO comparability, including litigation and other non-routine legal expenses, of ($0.5) million, or ($0.00) per diluted share, and ($0.7) million, or ($0.00) per diluted share, respectively.
•During the three months ended March 31, 2020, the Company recognized $2.6 million of revenues deemed uncollectible and a $3.8 million reduction in straight-line rental income, net related to COVID-19.

Same Property NOI Growth
•Same property NOI growth for the three months ended March 31, 2020 was 3.0% versus the comparable 2019 period.
◦Same property base rent for the three months ended March 31, 2020 contributed 400 basis points to same property NOI growth.
•During the three months ended March 31, 2020, the Company recognized $2.6 million of revenues deemed uncollectible related to COVID-19.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended March 31, 2020, the Company stabilized nine value enhancing reinvestment projects with a total aggregate net cost of approximately $41.3 million at an average incremental NOI yield of 11% and added six new reinvestment projects to its in process pipeline. Projects added include one anchor space repositioning project and five outparcel development projects, with a total aggregate net estimated cost of approximately $7.6 million at an expected average incremental NOI yield of 15%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
•At March 31, 2020, the value enhancing reinvestment in process pipeline was comprised of 50 projects with an aggregate net estimated cost of approximately $360.0 million at an expected average incremental NOI yield of 10%. The in process pipeline includes 16 anchor space repositioning projects with an aggregate net estimated cost of approximately $71.0 million at expected incremental NOI yields of 9 to 14%; 15 outparcel development projects with an aggregate net estimated cost of approximately $30.0 million at an expected average incremental NOI yield of 12%; and 19 redevelopment projects with an aggregate net estimated cost of approximately $259.1 million at an expected average incremental NOI yield of 9%.
•Due to COVID-19, there is inherent uncertainty as it relates to the Company’s reinvestment projects, specifically with respect to expected project scopes, expected stabilization dates and expected NOI yields.

Dispositions
•During the three months ended March 31, 2020, the Company generated approximately $41.8 million of gross proceeds on the disposition of three shopping centers, as well as two partial properties, comprised of 0.4 million square feet.

Acquisitions
•During the three months ended March 31, 2020, the Company acquired one adjacency at an existing center at a purchase price of $2.0 million.
•During the three months ended March 31, 2020, the Company repurchased 1.7 million shares of common stock under its share repurchase program at an average price per share of $15.14 for a total of approximately $25.0 million, excluding commissions. As of March 31, 2020, the share repurchase program had $375.0 million of available repurchase capacity.

CAPITAL STRUCTURE
•At March 31, 2020, the Company had $1.2 billion of total liquidity, comprised of $587.1 million of cash, cash equivalents and restricted cash, and $598.8 million of additional availability under its Revolving Credit Facility.
•At March 31, 2020, the Company’s net principal debt to Adjusted EBITDA was 6.6x. The Company has no debt maturities until 2022 and as a result of a mortgage repayment during the first quarter, the portfolio is now fully unencumbered.
•On April 29, 2020, the Company’s Operating Partnership, Brixmor Operating Partnership LP (the “Operating Partnership”), amended its senior unsecured credit facilities, changing the covenant calculation reference period for calculating net operating income to the most recent twelve months for which it reported financial results from the most recent six months for which it reported financial results, annualized.

CONNECT WITH BRIXMOR
•For additional information, please visit www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpopupshop
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Friday, May 8, 2020 at 10:00 AM ET. To participate, please dial 800.479.1004 (domestic) or 720.543.0206 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 22, 2020 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 9423513) or via the web through May 8, 2021 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties which have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same property

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of above- and below-market leases and tenant inducements, net, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 400 retail centers comprise approximately 70 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes to differ materially from forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results and cash flows of the Company, its tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts the Company, its tenants, and consumer behavior and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/20	12/31/19
Assets
Real estate
Land	$1,764,323	$1,767,029
Buildings and tenant improvements	7,614,353	7,593,444
Construction in progress	167,701	148,163
Lease intangibles	603,206	614,964
	10,149,583	10,123,600
Accumulated depreciation and amortization	(2,527,011)	(2,481,250)
Real estate, net	7,622,572	7,642,350
Cash and cash equivalents	584,830	19,097
Restricted cash	2,261	2,426
Marketable securities	17,550	18,054
Receivables, net	232,217	234,246
Deferred charges and prepaid expenses, net	143,949	143,973
Real estate assets held for sale	4,649	22,171
Other assets	54,055	60,179
Total assets	$8,662,083	$8,142,496

Liabilities
Debt obligations, net	$5,494,199	$4,861,185
Accounts payable, accrued expenses and other liabilities	498,531	537,454
Total liabilities	5,992,730	5,398,639

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,576,438 and 305,334,144 shares issued and 296,449,446 and 297,857,267
shares outstanding	2,964	2,979
Additional paid-in capital	3,205,072	3,230,625
Accumulated other comprehensive loss	(33,242)	(9,543)
Distributions in excess of net income	(505,441)	(480,204)
Total equity	2,669,353	2,743,857
Total liabilities and equity	$8,662,083	$8,142,496

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/20	3/31/19
Revenues
Rental income	$280,402	$289,955
Other revenues	1,899	1,184
Total revenues	282,301	291,139

Operating expenses
Operating costs	30,356	31,258
Real estate taxes	42,864	43,326
Depreciation and amortization	83,017	85,395
Impairment of real estate assets	4,598	3,112
General and administrative	22,597	25,443
Total operating expenses	183,432	188,534

Other income (expense)
Dividends and interest	124	147
Interest expense	(47,354)	(46,666)
Gain on sale of real estate assets	8,905	7,602
Gain (loss) on extinguishment of debt, net	(5)	30
Other	(758)	(818)
Total other expense	(39,088)	(39,705)

Net income	$59,781	$62,900

Net income per common share:
Basic	$0.20	$0.21
Diluted	$0.20	$0.21
Weighted average shares:
Basic	297,841	298,599
Diluted	298,264	299,029

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/20	3/31/19

Net income	$59,781	$62,900
Depreciation and amortization related to real estate	82,020	84,397
Gain on sale of real estate assets	(8,905)	(7,602)
Impairment of real estate assets	4,598	3,112
NAREIT FFO	$137,494	$142,807

NAREIT FFO per diluted share	$0.46	$0.48
Weighted average diluted shares outstanding	298,264	299,029

Items that impact FFO comparability
Litigation and other non-routine legal expenses	$(522)	$(697)
Transaction expenses	(12)	(10)
Gain (loss) on extinguishment of debt, net	(5)	30
Total items that impact FFO comparability	$(539)	$(677)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net	$(2,137)	$5,036
Accretion of above- and below-market leases and tenant inducements, net	3,371	4,116
Straight-line ground rent expense (1)	(35)	(31)

Dividends declared per share	$0.285	$0.280
Dividends declared	$84,488	$83,436
Dividend payout ratio (as % of NAREIT FFO)	61.4%	58.4%

(1) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/20	3/31/19	Change
Same Property NOI Analysis
Number of properties	394	394	—
Percent billed	89.3%	87.8%	1.5%
Percent leased	92.5%	91.4%	1.1%

Revenues
Base rent	$208,429	$200,484
Expense reimbursements	63,850	61,889
Revenues deemed uncollectible	(6,052)	(2,718)
Ancillary and other rental income / Other revenues	6,025	4,743
Percentage rents	1,854	2,863
	274,106	267,261	2.6%
Operating expenses
Operating costs	(29,546)	(29,356)
Real estate taxes	(41,963)	(41,202)
	(71,509)	(70,558)	1.3%
Same property NOI	$202,597	$196,703	3.0%

NOI margin	73.9%	73.6%
Expense recovery ratio	89.3%	87.7%

Percent Contribution to Same Property NOI Growth:
	Change	Percent Contribution
Base rent	$7,945	4.0%
Revenues deemed uncollectible	(3,334)	(1.7)%
Net recoveries	1,010	0.5%
Ancillary and other rental income / Other revenues	1,282	0.7%
Percentage rents	(1,009)	(0.5)%
		3.0%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$202,597	$196,703
Adjustments:
Non-same property NOI	3,897	9,962
Lease termination fees	1,388	769
Straight-line rental income, net	(2,137)	5,036
Accretion of above- and below-market leases and tenant inducements, net	3,371	4,116
Straight-line ground rent expense	(35)	(31)
Depreciation and amortization	(83,017)	(85,395)
Impairment of real estate assets	(4,598)	(3,112)
General and administrative	(22,597)	(25,443)
Total other expense	(39,088)	(39,705)
Net income	$59,781	$62,900

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